UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ULTRALIFE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ULTRALIFE CORPORATION

2000 Technology Parkway

Newark, New York 14513

June 2, 2026

To Our Stockholders:

On behalf of the Board of Directors of Ultralife Corporation (the “Company”) you are cordially invited to attend the 2026 Annual Meeting of Stockholders of the Company on Wednesday, July 22, 2026 at 9:00 A.M. Eastern Time at Atlanta Airport Marriott Gateway located at 2020 Convention Center Concourse, Atlanta, GA 30337. As always, we encourage you to vote your shares prior to the 2026 Annual Meeting of Stockholders.

This year, we are again providing our proxy materials on the internet. Accordingly, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our Proxy Statement and our 2025 Annual Report to Stockholders. The Notice contains instructions about how to access those documents and vote online. The Notice also contains instructions about how each of our stockholders can also receive a paper copy of our proxy materials, including the Proxy Statement, our 2025 Annual Report to Stockholders and a form of proxy card or voting instruction card. By taking advantage of the Securities and Exchange Commission Rules permitting this internet distribution process, the Company will not only reduce the environmental impact of the 2026 Annual Meeting of Stockholders, but will also reduce our costs of printing and distributing proxy materials.

Your continued interest in the Company is greatly appreciated. We look forward to a productive 2026 Annual Meeting of Stockholders.

Very truly yours,

Michael E. Manna,
President and Chief Executive Officer

ULTRALIFE CORPORATION

2000 Technology Parkway

Newark, New York 14513

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JULY 22, 2026

Notice is hereby given that the 2026 Annual Meeting of Stockholders of Ultralife Corporation will be held on Wednesday, July 22, 2026 at 9:00 A.M. Eastern Time at Atlanta Airport Marriott Gateway located at 2020 Convention Center Concourse, Atlanta, GA 30337 for the purposes which follow below.

1.	To elect five directors for a term of one year and until their successors are duly elected and qualified;

2.	To ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To vote on a non-binding advisory resolution approving executive compensation (“Say-on-Pay”);

4.	To vote on a non-binding advisory resolution determining the frequency of future advisory votes on executive compensation (“Say-When-on-Pay”); and

5.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Only holders of record of our common stock, par value $.10 per share, at the close of business on May 28, 2026 are entitled to receive notice of, and to vote at and attend the 2026 Annual Meeting of Stockholders. Your vote is important. Whether or not you plan to attend our 2026 Annual Meeting of Stockholders, we hope that you will vote as soon as possible. If you received only a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you may vote your shares at the internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the internet site address listed on the Notice, by calling the toll-free number or by sending an e-mail to the e-mail address listed on the Notice. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: voting at the internet site address listed on your proxy or voting instruction card; calling the toll-free number listed on your proxy or voting instruction card; or signing, dating and returning the enclosed proxy or voting instruction card in the pre-addressed envelope provided.

By Order of the Board of Directors

Bradford T. Whitmore,
Chair of the Board of Directors

Newark, New York

Dated: June 2, 2026

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
Quorum	2
Vote Required	3
Abstentions	3
Broker Voting	3

PROPOSAL 1 ELECTION OF DIRECTORS	4

CORPORATE GOVERNANCE	6
General	6
Committees of the Board of Directors	6
Audit and Finance Committee	7
Corporate Development and Governance Committee	7
Compensation and Management Committee	7
Stockholder Recommendations and Standards for Director Nominations	8
Annual Meeting Attendance	8
Executive Sessions	8
Communicating with the Board of Directors	8
Code of Ethics	9
Insider Trading Policy	9
Related Party Transactions	9
Employee, Officer and Director Hedging	9
Risk Management	10

DIRECTOR COMPENSATION	10
Annual Retainers	10
Director Compensation Table	11

EXECUTIVE OFFICERS	12

Executive OFFICER compensation	13
Summary Compensation Table	13
Narrative to Summary Compensation Table	14
Outstanding Equity Awards at Fiscal Year-End	16
Option Exercises	17
Pay Versus Performance	17
Employment Arrangements	18
Retirement Benefits and Potential Payments upon Termination, Change in Control or Retirement	18

Proposal 2 RatifICATION OF the selection of our independent registered public accounting firm	19
Principal Accountant Fees and Services	19

REPORT OF THE AUDIT AND FINANCE COMMITTEE	20

Proposal 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	21

Proposal 4 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	23

SECURITY OWNERSHIP OF MANAGEMENT	24

Submission of Stockholder Proposals	25

Other Matters	25

In this Proxy Statement, unless otherwise instructed the terms “Ultralife,” “Company,” “we,” “our,” and “us” refer to Ultralife Corporation (“Ultralife”) and its wholly owned subsidiaries: ABLE New Energy Co., Limited and its wholly owned subsidiary ABLE New Energy Co. Ltd (collectively “ABLE”); Ultralife UK LTD and its wholly owned subsidiary Accutronics Ltd (collectively “Accutronics”); Ultralife Batteries (UK) Ltd.; Southwest Electronic Energy Corporation and its wholly owned subsidiary, CLB, Inc. (collectively “SWE”); Ultralife Excell Holding Corp (“UEHC” and its wholly owned subsidiary Excell Battery Corporation USA (collectively Excell Battery USA”), Ultralife Canada Holding Corp (wholly owned by UEHC, “UCHC”) and its wholly owned subsidiary Excell Battery Canada ULC (“Excell Battery Canada”); Electrochem Solutions, Inc. (“Electrochem”) and our majority-owned joint venture Ultralife Batteries India Private Limited (“Ultralife India”). This Proxy Statement includes website addresses and references to additional materials found on those websites. These websites and materials are not incorporated into this Proxy Statement by reference.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our environmental and social goals, commitments and strategies. These statements involve risks and uncertainties and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. We assume no obligations to update any forward-looking statements or information, which speak as of their respective dates.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and developments in the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained herein.

These materials were first sent or made available to stockholders on June 2, 2026.

IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE 2026 ANNUAL MEETING OF STOCKHOLDERS, WE ENCOURAGE YOU TO VOTE IN ANY OF THE MANNERS DESCRIBED IN THIS PROXY STATEMENT. WE ALSO ENCOURAGE BENEFICIAL OWNERS TO FOLLOW THE INSTRUCTIONS PROVIDED BY THEIR BROKER REGARDING HOW TO VOTE. YOUR BROKER CANNOT VOTE YOUR SHARES FOR DIRECTOR NOMINEES UNLESS YOU PROVIDE YOUR BROKER WITH VOTING INSTRUCTIONS. SEE “BROKER VOTING” ON PAGE 3 FOR MORE INFORMATION.

ULTRALIFE CORPORATION

2000 Technology Parkway

Newark, New York 14513

(315) 332-7100

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 22, 2026

INFORMATION CONCERNING SOLICITATION AND VOTING

We are furnishing this Proxy Statement to our stockholders in connection with our Board of Directors’ solicitation of proxies for use at our 2026 Annual Meeting of Stockholders, which we refer to in this Proxy Statement as the Meeting, to be held on Wednesday, July 22, 2026 at 9:00 A.M. Eastern Time and at any adjournments or postponements thereof. The Meeting will be held at Atlanta Airport Marriott Gateway located at 2020 Convention Center Concourse, Atlanta, GA 30337.  As always, we encourage you to vote your shares prior to the Meeting.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the internet. If you received only a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice will instruct you how to access and review the proxy materials on the internet. The Notice will also instruct you as to how you may submit your proxy or voting instruction card over the internet. If you received only a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice. The Notice only identifies the items to be voted on at the Meeting. The Notice explains how to cast your vote.

The Notice was first being sent to our stockholders on or about June 2, 2026 and our proxy materials were first being made available to our stockholders on or about June 2, 2026.

You may vote by proxy or in person at the Meeting. If you received only the Notice by mail, you may vote your shares online by proxy at the internet site address listed on the Notice. You may also request a paper copy of our proxy materials by (i) visiting the internet site address, (ii) calling the toll-free number or (iii) by sending an email to the email address, listed on the Notice. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or mail your signed and dated proxy or voting instruction card to our tabulator in the self-addressed envelope provided. If you vote via the internet or by telephone, do not return your proxy card. Even if you plan to attend the Meeting in person, we recommend that you vote by proxy prior to the Meeting, to assure your vote counts. You can always change your vote as described below.

When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the stockholder’s directions. If the proxy is signed, dated and returned without choices having been specified (except in the case of broker non-votes), the shares will be voted FOR the election of each director-nominee named therein.

You may receive more than one Notice or more than one paper copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy or voting instruction cards, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold your shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all your shares by proxy, you must (i) vote at the internet site address listed on the Notice, proxy or voting instruction card, (ii) call the toll-free number listed on your proxy or voting instruction card, or (iii) sign, date and return each proxy card and voting instruction card that you receive. If you vote via the internet or telephone do not also sign, date and return your proxy card.

If any of the nominees for election as directors become unavailable for election, the holders of the proxies will exercise discretionary authority to vote for substitute nominees proposed by our Board of Directors. A stockholder has the right to revoke a previously granted proxy at any time before it is voted by filing with Philip A. Fain, our Corporate Secretary, a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy and voting in person at the Meeting.

We will bear the cost of soliciting proxies. In addition to the solicitation of proxies by use of the mail, some of our officers, directors and regular employees, without extra remuneration, may solicit proxies personally or by telephone, email or similar communication. However, such officers, directors and regular employees may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. We have not engaged a proxy solicitation firm, but we may decide to retain the services of a proxy solicitation firm in the future if we believe it is appropriate under the circumstances. In those situations where the beneficial owner of shares is not the record holder, we will reimburse record holders for reasonable expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares. We estimate that the costs of solicitation will be approximately $5,000.

Only stockholders of record at the close of business on May 28, 2026 are entitled to notice of, and to vote at, the Meeting. As of May 28, 2026, there were 16,656,669 shares of our common stock, par value $.10 per share, issued and outstanding, each entitled to one vote per share at the Meeting.

Quorum

A majority of the outstanding shares of our common stock, represented in person or by proxy at the Meeting, will constitute a quorum with respect to the voting of proposals submitted to the stockholders, as described in this Proxy Statement. For purposes of determining whether a quorum is present, stockholders of record who are present at the Meeting in person or by proxy are considered to be present at the Meeting.

Vote Required

The table below describes the vote required at the Meeting to approve each of the proposals described in this Proxy Statement, assuming the presence of a quorum:

Proposal	Vote Required

1. Election of directors	Plurality of the shares present in person or by proxy at the Meeting and entitled to vote

2. Ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026	Majority of the shares present in person or by proxy at the Meeting and entitled to vote*

3. To vote on a non-binding advisory resolution on executive compensation (“Say-on-Pay”)	Majority of the shares present in person or by proxy at the Meeting and entitled to vote

4. To vote on a non-binding advisory resolution on the frequency of future advisory votes on executive compensation (Say-When-on-Pay”)	Majority of the shares present in person or by proxy at the Meeting and entitled to vote

*

The selection of WithumSmith+Brown, PC is being presented to our stockholders for ratification. The Audit and Finance Committee will consider the outcome of this vote when selecting our independent registered public accounting firm for this and subsequent fiscal years but may, in its discretion, determine to maintain its selection of WithumSmith+Brown, PC.

Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the Meeting are considered to be present for the purpose of determining whether a quorum exists. Abstentions will have no effect on the election of directors; however, abstentions will have the effect of voting against the other proposals set forth in this Proxy Statement, because abstentions are deemed to be present and entitled to vote but do not count toward the affirmative vote required to approve the proposal.

Broker Voting

If you own your shares through a broker and do not provide your broker with specific voting instructions, your broker will have the discretion under the rules governing brokers who hold record ownership of shares in street name for their clients to vote your shares on routine matters but not otherwise. The only proposal being submitted to the stockholders that is considered routine and as to which brokers may exercise discretion to vote is Proposal 2 concerning ratification of the selection of our independent registered public accounting firm. Brokers will not be permitted to vote shares they hold as nominee in their discretion for the election of directors. If you want your shares held in your broker account to be counted in the election of directors or proposals 3 and 4, you must provide instructions to your broker on how to vote your shares.

A broker non-vote occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions. Shares subject to broker non-votes are considered to be present for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement but are not counted for purposes of determining the number of shares entitled to vote on non-routine matters. A broker non-vote will have no effect on the election of directors or with respect to non-routine matters. Shares representing broker non-votes will not be counted for purposes of determining the number of shares entitled to vote on such non-routine proposals.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently has five directors, all of whom have been nominated to serve for an additional one-year term. If elected, each director standing for election shall serve until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified. Except for Mr. Manna, none of the individuals nominated for re-election to our Board, is or has been employed by a parent, subsidiary or other affiliate of the Company. The Company is not aware of any director nominations made by stockholders pursuant to Rule 14a-19. The names of, and certain information with respect to, the persons nominated for election as directors are presented below.

Name	Age	Present Principal Occupation, Employment History and Expertise

Michael E. Manna	56

Mr. Manna has served as our President and Chief Executive Officer and as a director of the Company since November 22, 2022. Mr. Manna has thirty years’ experience in the battery industry, all with Ultralife Corporation. He joined the Company in 1993 and held numerous leadership positions of increasing responsibility in engineering, operations, product management, research & development and sales. Most recently, Mr. Manna served as President, Battery & Energy Products and continues in his leadership of this business segment. Mr. Manna is a well-recognized expert in rechargeable and primary battery cell design across multiple chemistries in both commercial and government/defense markets. He has been awarded several patents for the Company and was a key member of the Company’s team that delivered the first Lithium-Ion Polymer Cell to the market. Mr. Manna has a BS degree in Computer Science from Rochester Institute of Technology. Mr. Manna has been nominated for election to our Board of Directors because of his battery industry expertise and his demonstrated leadership as President and Chief Executive Officer of the Company.

Janie Goddard	55

Ms. Goddard has been a director of the Company since February 21, 2023. Since October 2023, Ms. Goddard has served as the CEO of ICM Controls Corporation, an advanced manufacturing company. ICM provides electronic controls, components, and sub-systems for industrial applications. Prior to ICM, Ms. Goddard served as a Divisional Chief Executive for the Environmental and Analysis Sector at Halma plc, a global group of technology companies and as a Divisional Chief Executive of Halma’s Medical and Environmental Sector from 2019 - 2023. Prior to Halma, Ms. Goddard served in leadership roles at Novanta, Covidien (acquired by Medtronic), and Johnson & Johnson. Ms. Goddard also serves on the board of directors of Methode Electronics, Inc., a public company (NYSE: MEI) that develops and manufactures custom solutions for automotive and industrial markets. She received a B.S. in Business Administration from Washington University in St. Louis and an M.B.A. from Harvard Business School. Ms. Goddard has been nominated for election to our Board of Directors because of her strong record of profit and loss leadership within global companies, her background in commercial execution, strategic marketing, product development and in mergers and acquisitions.

Name	Age	Present Principal Occupation, Employment History and Expertise

Thomas L. Saeli	69

Mr. Saeli has been a director of the Company since March 2010. In March 2024, Mr. Saeli retired from JRB Enterprises / Duro-Last Inc, where since 2011, he had served in the positions of Chief Executive Officer, President and a director.  JRB Enterprises / Duro-Last Inc is a diversified manufacturer of primarily low slope commercial roofing systems which was sold to Holcim Inc one year prior to his retirement. From 2009 to 2011, Mr. Saeli was a consultant to international corporate clients on matters involving business development strategies, acquisitions and operations.  He previously served as Chief Executive Officer and as a director of Noble International, Ltd., an international automotive supplier. Prior to that, Mr. Saeli was Vice President of Corporate Development for Lear Corporation, an international automotive supplier.  Mr. Saeli has served on boards of various privately held businesses and nonprofit organizations. Mr. Saeli has a BA in Economics from Hamilton College, and an MBA in Finance and Accounting from Columbia University’s Graduate School of Business.  Mr. Saeli has been nominated for re-election to our Board of Directors because of his manufacturing, corporate development, mergers and acquisitions and finance experience. Mr. Saeli qualifies as an audit committee financial expert under applicable SEC rules.

Robert W. Shaw II	69	Mr. Shaw has been a director of the Company since June 2010. Since 2015 he has been a consultant for Pratt Miller, Inc., a large engineering company for automotive racing and defense businesses. Mr. Shaw has served as President of the largest dining and excursion boat operator in the United States, with over 100 vessels. He has been President of a large mechanical contracting company specializing in the federal government and healthcare markets. Mr. Shaw served in the US Marine Corps as an infantry Captain, has an MBA degree from Harvard University and a BS degree in engineering from Cornell University. Mr. Shaw has been nominated for re-election to our Board of Directors because of his management expertise and experience as an executive officer.

Bradford T. Whitmore	69

Mr. Whitmore has been a director of the Company since June 2007 and Chair of our Board of Directors since March 2010. Since 1985, he has been the Managing Partner of Grace Brothers LP, an investment firm that holds 3.1% of the outstanding shares of our common stock. Mr. Whitmore and Grace Brothers LP collectively hold or claim beneficial ownership of 40.3% of the outstanding shares of our common stock. Mr. Whitmore has a BS in Mechanical Engineering from Purdue University and an MBA from Northwestern University’s J.L. Kellogg Graduate School of Management. Over the past several years, Mr. Whitmore has served as a director of several privately held companies in which Grace Brothers LP and its affiliates held investments as well as not-for-profit organizations. Mr. Whitmore has been nominated for re-election to our Board of Directors because of his corporate development expertise and significant expertise in corporate financial matters.

Our Board of Directors has approved the above-named nominees for directors. Our Board of Directors recommends a vote FOR each of these nominees. Unless otherwise directed on your proxy, your shares will be voted FOR each of the above-named nominees for directors.

CORPORATE GOVERNANCE

General

Pursuant to the General Corporation Law of the State of Delaware and our By-laws, our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of Company business through regular discussions with our President and Chief Executive Officer and our Chief Financial Officer, Treasurer and Secretary, by reviewing materials provided to them by the Company’s management and by participating in meetings of the Board and its committees.

All of our directors who have been recommended for election, except for Michael E. Manna, our President and Chief Executive Officer, are “independent” for purposes of listing standards of The NASDAQ Global Market (“NASDAQ”) applicable to the Corporate Development and Governance Committee and the Compensation and Management Committee. In addition, our Board of Directors has determined that except for Michael E. Manna and Bradford T. Whitmore, our Board Chair, all directors are “independent” for purposes of NASDAQ listing standards applicable to the Audit and Finance Committee. We believe that the segregation of the roles of Board Chair from that of the President and Chief Executive Officer ensures better overall governance of our Company and provides meaningful checks and balances regarding our overall performance. This structure allows our President and Chief Executive Officer to focus on our business while the Board Chair leads our Board of Directors in establishing corporate policy and enhancing our governance structure and practices. We believe this structure is appropriate for a company with our varied product portfolio addressing both commercial and defense markets.

Our Board of Directors has three standing committees: an Audit and Finance Committee, a Corporate Development and Governance Committee, and a Compensation and Management Committee. During 2025, our Board of Directors held four meetings and the committees of our Board of Directors held a total of eighteen meetings. During 2025, Bradford T. Whitmore served as our Board Chair. As Board Chair, Mr. Whitmore served as a non-voting ex-officio member of all of our Board committees. Each director attended, in person or virtually, at least 75% of the aggregate of: 1) the total number of meetings of the Board; and 2) the total number of meetings held by all committees of the Board on which he or she served.

Our Board of Directors has adopted a charter for each of the three standing committees that addresses the composition and function of each committee and has also adopted Corporate Governance Principles that address the composition and function of the Board of Directors. The current copies of these charters and of the Corporate Governance Principles are available on our website at http://investor.ultralifecorporation.com under the subheading “Corporate Governance.” Pursuant to our Corporate Governance Principles, it is our policy that directors retire from service at the annual meeting following their 70th birthday, unless the Director owns greater than 5% of the outstanding common shares of the Company upon which the Director’s retirement age increases to seventy-five (75).

Our Board of Directors has determined that all directors who serve on these committees are “independent” for purposes of the listing standards of NASDAQ, and that the members of the Audit and Finance Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. Our Board of Directors based these determinations primarily on a review of the responses of the directors to questions regarding employment, compensation history, affiliations and family and other relationships, and on follow-up discussions with directors.

Committees of the Board of Directors

The composition and the functions of our three standing committees of our Board of Directors are set forth below. Our Board of Directors will appoint members of the committees and designate Chairs of those committees from among those individuals elected at the Meeting to serve on our Board of Directors until the 2027 Annual Meeting of Stockholders.

Audit and Finance Committee

The current members of the Audit and Finance Committee are Thomas L. Saeli (Chair), Janie Goddard and Robert W. Shaw II. This committee selects our independent registered public accounting firm and has oversight responsibility for reviewing the scope and results of the independent registered public accounting firm’s annual audit of our financial statements and the quality and integrity of those financial statements. Further, the Audit and Finance Committee reviews the qualifications and independence of the independent registered public accounting firm. The Audit and Finance Committee meets with our Chief Financial Officer and Treasurer, our Chief Accounting Officer and the independent registered public accounting firm to review matters relating to internal accounting controls, our accounting practices and procedures and other matters relating to our financial condition and has the power to engage outside counsel and other outside experts. The Audit and Finance Committee also reviews and monitors areas of financial and cybersecurity risk that could have a material impact on our Company. The Audit and Finance Committee met ten times during 2025.

Our Board of Directors has determined that each of the members of the Audit and Finance Committee is “financially literate” in accordance with NASDAQ listing standards. In addition, our Board of Directors has determined that Mr. Saeli qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Corporate Development and Governance Committee

The current members of the Corporate Development and Governance Committee are Janie Goddard (Chair), Thomas L. Saeli and Robert W. Shaw II. This committee works with management to develop corporate strategy and to identify and evaluate acquisition opportunities, reviews the performance and compensation of our directors annually, makes annual recommendations to our Board of Directors for nominations for election to the Board of Directors and committee assignments and for the compensation of our directors, and manages the annual evaluation of the performance of our President and Chief Executive Officer and our Board Chair. The Corporate Development and Governance Committee met four times during 2025.

The Corporate Development and Governance Committee identifies potential nominees for director based on its own research for appropriate candidates as well as on recommendations received from directors or from stockholders as described below. The Corporate Development and Governance Committee has the authority to retain an executive search firm to assist in the identification of potential director nominees. The evaluation process and the factors considered in undertaking that evaluation are set forth under the caption “Stockholder Recommendations and Standards for Director Nominations” below.

The Corporate Development and Governance Committee also has overall responsibility for assessing and managing our exposure to risks associated with the conduct of our business.

Compensation and Management Committee

The current members of the Compensation and Management Committee are Robert W. Shaw II (Chair), Janie Goddard and Thomas L. Saeli. The Compensation and Management Committee has ultimate responsibility for determining the compensation of officers appointed by our Board of Directors, granting stock options and other equity awards and otherwise administering our equity compensation plans, and approving and administering any other compensation plans or agreements. The Compensation and Management Committee has the authority to retain outside experts in making compensation determinations. The Ultralife Corporation 2024 Long-Term Incentive Plan (the “2024 LTIP”) is administered by the Compensation and Management Committee. The Compensation and Management Committee met four times during 2025. The Board of Directors has adopted a compensation recovery (clawback) policy in compliance with Rule 10D‑1 under the Exchange Act and NASDAQ Listing Rule 5608. The policy provides for the recovery of erroneously awarded incentive compensation received by current or former executive officers in the event of an accounting restatement. The policy applies to incentive compensation received during the three completed fiscal years preceding the date the Company is required to prepare an accounting restatement.

Stockholder Recommendations and Standards for Director Nominations

As noted above, the Corporate Development and Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board of Directors, including nominations submitted by stockholders. Such recommendations, if any, should be sent to our Corporate Secretary, Attn: Philip A. Fain, Ultralife Corporation, 2000 Technology Parkway, Newark, New York 14513. Any recommendations submitted to the Corporate Secretary should be in writing and should include any material the stockholder considers appropriate in support of that recommendation but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director, should he or she be elected. The Corporate Development and Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation.

The Corporate Development and Governance Committee reviews the credentials of potential director candidates, including those recommended by stockholders, in deciding whether to conduct a full evaluation of a candidate. The Corporate Development and Governance Committee considers the composition, size and diversity of the existing Board of Directors, along with other factors such as any anticipated vacancies due to retirement or other reasons and the Company’s need for a person with specific skills, experiences or attributes, in making its determination to conduct a full evaluation of a candidate. As part of the full evaluation process, the Corporate Development and Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Corporate Development and Governance Committee may also ask the candidate to meet with management and other members of our Board of Directors.

In evaluating a director candidate, our Board of Directors, with the assistance of the Corporate Development and Governance Committee, considers a variety of factors that would qualify the candidate to serve as a director. The criteria for selection to our Board of Directors, as described in our Corporate Governance Principles, include character and leadership skills; general business acumen and executive experience; knowledge of strategy, finance and relations between business and government; and internal business operations – all to ensure an active and diverse Board of Directors whose members work well together and possess the collective knowledge and expertise required to meaningfully contribute as directors. Our Corporate Development and Governance Committee reviews the qualifications of director candidates with those of our current directors to augment and complement the skills, experiences and attributes of our current Board members. The Company is committed to a Board of Directors comprised of individuals with diverse backgrounds, skills and experiences.

Annual Meeting Attendance

Our policy is that all our directors, absent special circumstances, should participate in our Annual Meetings of Stockholders, either in person or telephonically. All directors participated in last year’s Annual Meeting of Stockholders.

Executive Sessions

Our Corporate Governance Principles require our independent directors to meet in executive session regularly by requiring them to have at least four regularly scheduled meetings per year without management present. Our independent directors met in executive session four times during 2025. In addition, our standing committees meet in executive session on a regular basis.

Communicating with the Board of Directors

Stockholders interested in communicating directly with our Board of Directors as a group or individually must request the opportunity to do so in writing to our Corporate Secretary, Attn. Philip A. Fain, Ultralife Corporation, 2000 Technology Parkway, Newark, New York 14513. The Corporate Secretary will review all such correspondence and forward to our Board of Directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board of Directors or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board of Directors and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit and Finance Committee and handled in accordance with the procedures established by the Audit and Finance Committee with respect to such matters.

Code of Ethics

We have a Code of Ethics applicable to all employees, including our named executive officers and all members of our Board of Directors. Our Code of Ethics includes the elements of a code of ethics specified in Item 406 of Regulation S-K and also complies with NASDAQ’s requirements for a code of conduct. Stockholders can find a link to this Code of Ethics on our website at http://investor.ultralifecorporation.com under the subheading “Corporate Governance.”

Our Code of Ethics emphasizes our commitment to conducting business in a legal and ethical manner and encourages prompt and confidential reporting of any suspected violations of law or the Code of Ethics. As part of our Code of Ethics, directors and employees are expected to make business decisions and to take actions based upon the best interests of our Company and not based upon personal relationships or benefits. In conjunction with our Code of Ethics, our General Counsel conducts an annual training session with our Board of Directors with emphasis on all facets of compliance with new and existing regulations and best practices. Any potential conflict of interest, and any transaction or relationship involving our officers or directors that could give rise to a conflict of interest, must be reviewed and resolved by our Corporate Development and Governance Committee.

Insider Trading Policy

Our Insider Trading Compliance Policy (the “Policy”) applies to all members of our Board of Directors, Corporate Officers and employees, and prohibits them from (i) trading on material non-public information relating to the Company, (ii) trading during Company black-out periods and (iii) providing material non-public information regarding the Company to anyone outside of the Company.  The Policy establishes four scheduled black-out periods relative to the Company’s periodic report filings with the Securities and Exchange Commission each year and identifies events that will result in unscheduled black-out periods.

The Policy is designed to promote compliance with insider trading laws, rules and regulations, and the Company’s listing requirements. The Compensation Committee of the Board of Directors ensures that equity awards are not granted during any scheduled or non-scheduled black-out periods.  Equity awards, including options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or equity grant dates.

A copy of the Policy is filed or incorporated by reference as Exhibit 19.1 to our Annual Report on Form 10-K.

Related Party Transactions

We have adopted written policies and procedures for the review and approval or ratification of any “related party transaction,” as defined by Regulation S-K, Item 404. The policy provides that each related party transaction must be reviewed by our Audit and Finance Committee. The Audit and Finance Committee reviews the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics, and either recommends that the Board of Directors approve or disapprove the related party transaction. We will disclose all related party transactions, as required, in our filings with the SEC. No reportable transactions occurred during 2025 and 2024, and there are currently no such proposed transactions.

Employee, Officer and Director Hedging

Pursuant to our Insider Trading Compliance Policy, the Company’s directors, officers and employees are prohibited from engaging in short sales of Ultralife securities or from buying or selling put options, call options or other derivatives of Ultralife securities.

Risk Management

Our management team is responsible for assisting the Corporate Development and Governance Committee in its assessment of our exposure to risks associated with the conduct of business. We have an enterprise risk management process to identify, assess and manage the most significant risks facing our Company. Our Corporate Development and Governance Committee has overall responsibility to regularly review management’s risk management process, including the policies and guidelines used by management to identify, assess and manage our exposure to risk on an on-going basis. Our Audit and Finance Committee has oversight responsibility for financial and cybersecurity risks and other risks that could have a material impact on our Company. Our management reviews these risks with our Audit and Finance Committee regularly and reviews the risk management process, as it affects financial and cybersecurity risks, with our Audit and Finance Committee on an on-going basis. Based upon this risk assessment and management process, the Board may recommend changes to the operations of the Company to reduce risk.

DIRECTOR COMPENSATION

Our Corporate Development and Governance Committee presently uses cash compensation to attract and retain qualified candidates to serve on our Board of Directors. Our practice is to survey our peer group companies, generally consisting of like-sized micro-cap companies and/or public companies in our industry, periodically to ascertain whether our overall director compensation is appropriate and balanced. If we perceive that there has been a major change in our Company or the market, we may survey more frequently as directed by our Corporate Development and Governance Committee. In setting director compensation, our Corporate Development and Governance Committee considers the amount of time that directors spend fulfilling their duties to us, the skill-level required by members of our Board of Directors, and based on publicly available data, the compensation paid to directors in similar-sized organizations in our industry. Our program is designed to deliver annual director compensation at the median levels of director compensation for companies in similar industries and of similar size. Our annual director compensation period runs from July 1 to June 30.

Annual Retainers

Each non-employee director will receive an annual cash retainer of $73,500, except for the Board Chair, who will receive an annual cash retainer of $108,000, for the period July 1, 2025 through June 30, 2026, For the July 1, 2024 through June 30, 2025 period, each non-employee director received an annual cash retainer of $73,500, except for the Board Chair, who received an annual cash retainer of $108,000. These retainers are paid quarterly in cash. In addition, each director who is a member of a Board committee receives an additional cash retainer for such committee service.

Annual retainers for Board committee service for the period July 1, 2025 to June 30, 2026 were as follows:

	Annual Retainer for Committee Members	Annual Retainer for Committee Chair
Audit and Finance Committee	$7,300	$18,100
Compensation and Management Committee	$7,300	$18,100
Corporate Development and Governance Committee	$7,300	$18,100

Annual retainers for Board committee service for the period July 1, 2024 to June 30, 2025 were as follows:

	Annual Retainer for Committee Members	Annual Retainer for Committee Chair
Audit and Finance Committee	$7,300	$18,100
Compensation and Management Committee	$7,300	$18,100
Corporate Development and Governance Committee	$7,300	$18,100

Annual retainers for both committee members and committee chairs are paid quarterly in cash. For Board and committee service during the fiscal year ended December 31, 2025, we paid our non-employee directors an aggregate $426,600.

Our non-employee directors have stock ownership guidelines that require them to maintain ownership of at least $40,000 of our common stock based on the average price of the shares at the time of purchase as reported in the corresponding Form 4(s) filed. Newly elected directors have two years from their election to the Board to achieve the stock ownership requirement. Currently, all our non-employee directors meet the stock ownership guidelines. Refer to the Executive Officer Compensation section contained herein for stock ownership guidelines for our named executive officers.

Director Compensation Table

The table below summarizes the compensation paid by us to our non-employee directors for their service for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non- Equity Incentive Plan Compensation (4)	Nonqualified Deferred Compensation Earnings (5)	All Other Compensation ($) (6)	Total ($)
Janie Goddard	106,200	-	-	-	-	-	106,200
Thomas L. Saeli	106,200	-	-	-	-	-	106,200
Robert W. Shaw II	106,200	-	-	-	-	-	106,200
Bradford T. Whitmore	108,000	-	-	-	-	-	108,000
Total	426,600	-	-	-	-	-	426,600

(1)	Amounts shown represent cash compensation earned during 2025. Amounts may differ from amounts paid in 2025 due to timing of payments.

(2)	There were no stock awards granted to our non-employee directors during 2025 or outstanding at December 31, 2025.

(3)	There were no option awards granted to our non-employee directors during 2025 or outstanding at December 31, 2025.

(4)	There was no non-equity incentive plan compensation paid to our non-employee directors for the fiscal year ended December 31, 2025.

(5)	No non-qualified deferred compensation earnings were accrued for our non-employee directors for the fiscal year ended December 31, 2025.

(6)	There was no other compensation paid to our non-employee directors for the fiscal year ended December 31, 2025.

Michael E. Manna, our current President and Chief Executive Officer was ineligible to receive compensation for his service as a director because he is also an employee. Refer to the Summary Compensation Table for the compensation of our named executive officers.

EXECUTIVE OFFICERS

Our named executive officers are appointed annually by our Board of Directors. Our named executive officers for fiscal 2025 were:

●	Michael E. Manna, President and Chief Executive Officer

●	Philip A. Fain, Chief Financial Officer, Treasurer and Secretary

There were no other individuals who met the definition of Named Executive Officer.

Mr. Manna’s information is set forth above with the other directors standing for election. Certain information with respect to our other named executive officer for fiscal 2025 is presented below.

Name	Age	Present Principal Occupation and Employment History

Philip A. Fain	71

Mr. Fain was named our Chief Financial Officer in November 2009, Treasurer in December 2009 and Corporate Secretary in April 2013. He joined us in February 2008 as Vice President of Business Development until his appointment as Chief Financial Officer. Prior to joining us, he was Managing Partner of CXO on the GO, LLC, a management consulting firm, which he co-founded in November 2003 and which we retained in connection with our acquisition activity. Prior to founding CXO on the GO, LLC, Mr. Fain served as Vice President of Finance - RayBan Sunoptics for Luxottica, SpA. Prior to the acquisition of Bausch & Lomb’s global eyewear business by Luxottica, Mr. Fain served as Bausch & Lomb’s Senior Vice President Finance - Global Eyewear from 1997 to 1999 and as Vice President and Controller for the US Sunglass business from 1993 to 1996. In these roles, he led the process to acquire some of the world’s most sought-after sunglass companies and brands for Bausch & Lomb. From 1983 to 1993, Mr. Fain served in various positions with Bausch & Lomb including executive positions in corporate accounting, finance and audit. Mr. Fain began his career as a CPA and consultant with Arthur Andersen & Co. in 1977. He received his BA in Economics from the University of Rochester and an MBA from the William E. Simon Graduate School of Business Administration of the University of Rochester.

EXECUTIVE OFFICER COMPENSATION

This Proxy Statement provides certain information relating to the compensation of our named executive officers. We have determined that Mr. Manna and Mr. Fain were our named executive officers for 2025.

As a smaller reporting company under the Securities Exchange Act of 1934, as amended, we are providing executive compensation information in accordance with the scaled disclosure requirements of Regulation S-K. As a result, a Compensation Disclosure and Analysis and certain other disclosures required of accelerated and large accelerated filers are not included.

Summary Compensation Table

The following table sets forth information concerning the compensation earned by or awarded to our named executive officers for their services in all capacities to us during 2025 and 2024:

		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Name and Principal Position	Year	(1)	(2)	(3)	(4)	(5)
Michael E. Manna, President and Chief	2025	415,001	-	-	-	19,113	434,114
Executive Officer (Current)	2024	388,461	-	-	81,652	19,064	489,177
Philip A. Fain, Chief Financial Officer, Treasurer	2025	370,142	-	-	-	24,003	394,145
and Secretary	2024	360,193	-	-	61,240	24,554	445,987

(1)

Amounts shown represent base salary cash compensation paid during the respective years. Amounts may differ from amounts earned due to timing of payroll periods. Refer to the “Narrative to Summary Compensation Table” below for further information.

(2)

Amounts shown represent short-term incentive plan cash awards earned during the respective years and paid in the subsequent year. Refer to the “Narrative to Summary Compensation Table” for further information.

(3)	There were no stock awards other than stock options granted during fiscal year 2024 shown under the column above titled Option Awards.

(4)

Amounts shown represent the aggregate grant date fair value of stock options awarded during the respective years computed in accordance with Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”). See the notes to our audited consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2025 and December 31, 2024, respectively, for the assumptions used in valuing these stock option awards in accordance with ASC 718. Refer to the “Narrative to Summary Compensation Table” below for further information.

(5)	Amounts shown as “All Other Compensation” consist of the following:

		401(k) Plan Employer Match ($)	Other Benefits (a) ($)	Total ($)
Michael E. Manna	2025	14,000	5,113	19,113
	2024	13,800	5,264	19,064
Philip A. Fain	2025	14,000	10,003	24,003
	2024	13,800	10,754	24,554

(a)

The “Other Benefits” column of the above table includes premiums paid for group medical and dental coverage and long-term care insurance, reimbursement for tax preparation and certain financial planning expenses.

Narrative to Summary Compensation Table

Compensation Overview

Our executive compensation program is evaluated and approved each year by our Compensation and Management Committee. Annual total compensation for our named executive officers is comprised of the following key components:

●	Base salary;

●	A short-term incentive plan (“STIP”);

●	A long-term incentive plan; and

●	Perquisites and other benefits.

Our executive compensation program is structured to align the interests of our named executive officers with those of our stockholders by rewarding performance that achieves successful execution of our business strategy, grows our business and increases stockholder value. Our executive compensation program is designed to incentivize our named executive officers to achieve strong financial, operational and strategic performance and to provide a link between the compensation earned by our executives and the creation of long-term sustainable value. The Compensation and Management Committee establishes specific annual, long-term and strategic goals and seeks to reward our named executive officers for performance that meets or exceeds those goals. In addition, we expect our named executive officers to work toward achievement of these goals while maintaining the highest ethical standards.

Base Salary

The Corporate Development and Governance Committee evaluates the performance of the President and Chief Executive Officer and presents its evaluation annually to the Compensation and Management Committee for recommendation annually for base salary adjustment, if any, to the Board of Directors for approval. The President and Chief Executive Officer evaluates the performance of Mr. Fain, our Chief Financial Officer, Treasurer and Secretary, and presents his evaluation and recommendation annually for a base salary adjustment, if any, to the Compensation and Management Committee, which, in turn, may recommend acceptance of or adjustment to such base salary recommendation to the Board of Directors. If adjustments to base salaries are recommended and approved, the adjustments are made to be effective for a period ranging from twelve months from the date of the last salary adjustment.

In December 2024, the Board of Directors, at the recommendation of the Compensation and Management Committee, approved a base salary increase of 10.7% for Mr. Manna ($375,000 to $415,000) and 3.0% for Mr. Fain ($359,341 to $370,121). The salary increases were approved by the Compensation and Management Committee based on a number of factors including individual and Company performance. No additional base salary increases were approved for Mr. Manna and Mr. Fain during 2025.

Short-Term Incentive Plan

Our Compensation and Management Committee establishes an STIP each fiscal year to provide our named executive officers an opportunity to earn an annual cash award in addition to their base salaries. The STIP is designed to place “at risk” a significant portion of the annual total cash compensation of our named executive officers to incentivize them to achieve our short-term financial objectives while making progress toward our longer-term goals. Generally, the STIP target levels are set such that, assuming achievement of pre-established performance metrics, the combined annual base salary and STIP award for our named executive officers will be at or near the 50th percentile for named executive officers at the companies in our peer group.

For 2025, the STIP target bonus levels for Messrs. Manna and Fain were 60% and 50% of their respective base salaries. For Messrs. Manna and Fain, the performance goal to be achieved to be awarded the STIP targeted bonus for 2025 was consolidated operating profit of $18.5 million, as measured pursuant to generally accepted accounting principles. The STIP award was structured with a 100% weighting on the consolidated operating profit goal. Achievement of less than 90% of the consolidated operating profit goal would result in no award being earned. Achievement of the target goal would result in a 100% payment of the target bonus. Achievement of over 100% to 125% of the consolidated operating profit goal would result in an award ranging from 101% to 150% of the target award.

Based on our 2025 financial performance, Messrs. Manna and Fain did not earn STIP awards for 2025.

For 2024, the STIP target bonus levels for Messrs. Manna and Fain were 60% and 50% of their respective base salaries. For Messrs. Manna and Fain, the performance goals to be achieved to be awarded the STIP targeted bonus for 2024 were consolidated operating profit and consolidated revenue goals of $12.0 million and $169.5 million, respectively, as measured pursuant to generally accepted accounting principles. The STIP award was structured with a 70% weighting on the consolidated operating profit goal and a 30% weighting on the respective revenue goal. Achievement of less than 90% of the consolidated operating profit and less than 95% of the revenue goals would result in no award being earned with respect to that metric. Achievement of the target goals would result in a 100% payment of the target bonus levels with respect to that metric. Achievement of over 100% to 125% of the consolidated operating profit goal and achievement of over 100% to 125% of the revenue goal would result in an award ranging from 101% to 150% of the target award with respect to the metric for which such performance levels had been achieved. Our named executive officers were eligible for a partial award if one of the two metrics was achieved.

Based on our 2024 financial performance, Messrs. Manna and Fain did not earn STIP awards for 2024.

Long-Term Incentive Plan

Stock options and other equity awards are used to align the interests of our named executive officers with those of our stockholders by incentivizing our named executive officers to achieve long-term growth and sustainable stockholder value.

Refer to “Outstanding Equity Awards” below for stock options granted during 2024. No stock options were granted to our named executive officers in 2025 and no other equity-based awards were granted to our named executive officers during 2025 and 2024.

Retirement Benefits

We provide a tax-qualified 401(k) plan to all active employees that provides for both employer and employee contributions. Under this plan, employees may contribute a portion of their eligible cash compensation to the plan. For 2025 and 2024, the Company matched 100% on the first 3% and 50% on the next 2% of an employee’s eligible contributions.

Perquisites and Other Personal Benefits

We provide our named executive officers with certain perquisites and other personal benefits which are consistent with the objectives of our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation and Management Committee periodically reviews the levels of such perquisites and other personal benefits to ensure they remain at appropriate levels. The aggregate incremental costs of the perquisites and other personal benefits provided to our named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table above with components detailed in an accompanying note.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the number of shares underlying exercisable and non-exercisable stock option awards outstanding at December 31, 2025 for our named executive officers.

				Equity Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option	Option
	Options (#)	Options (#)		Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable		Unearned	Price ($)	Date
Michael E. Manna	10,000	-		-	8.2523	7/23/2026
	10,000	-		-	8.4476	9/6/2026
	11,000	-		-	6.5062	4/22/2027
	12,500	-		-	6.9694	10/20/2028
	12,500	-		-	5.4533	10/19/2029
	8,334	4,166	(1)	-	4.0737	2/21/2030
	15,334	7,666	(2)	-	6.8354	12/7/2030
	6,667	13,333	(3)	-	7.8589	12/13/2031
Philip A. Fain	25,000	-		-	8.2523	7/23/2026
	20,000	-		-	6.5062	4/22/2027
	20,000	-		-	6.9694	10/20/2028
	20,000	-		-	5.4533	10/19/2029
	12,267	6,133	(4)	-	6.8354	12/7/2030
	5,000	10,000	(5)	-	7.8589	12/13/2031

(1)

On February 21, 2023, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Manna the option to purchase 12,500 shares of our common stock. This option vested with respect to 4,167 shares on February 21, 2024, 4,167 shares on February 21, 2025 and 4,166 shares on February 21, 2026.

(2)

On December 7, 2023, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Manna the option to purchase 23,000 shares of our common stock. This option vested with respect to 7,667 shares on December 7, 2024 and 7,667 shares on December 7, 2025 and will vest with respect to 7,666 shares on December 7, 2026.

(3)

On December 13, 2024, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Manna the option to purchase 20,000 shares of our common stock. This option vested with respect to 6,667 shares on December 13, 2025, and will vest with respect to 6,667 shares on December 13, 2026 and 6,666 shares on December 13, 2027.

(4)

On December 7, 2023, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Fain the option to purchase 18,400 shares of our common stock. This option vested with respect to 6,134 shares on December 7, 2024 and 6,133 shares on December 7, 2025, and will vest with respect to 6,133 shares on December 7, 2026.

(5)

On December 13, 2024, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Fain the option to purchase 15,000 shares of our common stock. This option vested with respect to 5,000 shares on December 13, 2025, and will vest with respect to 5,000 shares on December 13, 2026 and 5,000 shares on December 13, 2027.

There were no other equity awards outstanding at December 31, 2025 for our named executive officers.

Option Exercises

The named executive officers did not exercise any stock option awards in 2025. The following table sets forth information concerning the exercise of stock option awards for the year ended December 31, 2024 for our named executive officers.

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)
Philip A. Fain	7,179	(2)	63,913

(1)	Represents the aggregate fair market value of the net shares of the Company’s common stock acquired pursuant to the Company’s 2014 LTIP.

(2)

Represents shares of the Company’s common stock acquired on April 17, 2024 upon the exercise of options for 20,000 shares of common stock otherwise expiring on April 19, 2024, net of shares of common stock having a fair value equal to the aggregate exercise price of the shares of common stock for which the options were exercised.

Pay Versus Performance

The following table sets forth information concerning the pay versus performance for our current named executive officers for their services in all capacities to us during 2025, 2024 and 2023.

Name and Principal Position	Year	Summary Compensation Table Total ($)	Compensation Actually Paid ($)(1)	Value of Initial Fund $100 Investment Based on TSR ($)(2)	Net Income Attributable to Ultralife ($000)
Michael E. Manna, President and Chief Executive Officer	2025	434,114	373,148	148	(5,898)
	2024	489,177	527,675	193	6,312
	2023	779,043	887,321	177	7,197
Philip A. Fain, Chief Financial Officer, Treasurer and Secretary	2025	394,145	351,980	148	(5,898)
	2024	445,987	479,910	193	6,312
	2023	653,452	775,864	177	7,197

(1)	Represents total compensation from the Summary Compensation Table with the following adjustments:

Name and Principal Position	Year	Summary Compensation Table Total ($)	Grant date fair value of stock options granted during the year ($)	Year end fair value of stock options granted during the year that were outstanding and unvested as of year end ($)	Change in fair value from prior year end to vesting date of stock options that vested during the year ($)	Change in fair value of stock options granted in prior years that were outstanding and unvested as of year end ($)	Prior year end fair value of stock options granted in prior years that were forfeited during the year ($)	Compensation Actually Paid ($)
Michael E. Manna, President and	2025	434,114	0	0	(26,411)	(34,555)	-	373,148
Chief Executive Officer	2024	489,177	(81,652)	75,854	30,109	14,187	-	527,675
	2023	779,043	(106,004)	137,980	45,332	30,970	-	887,321
Philip A. Fain, Chief Financial	2025	394,145	0	0	(20,570)	(21,595)	-	351,980
Officer, Treasurer and Secretary	2024	445,987	(61,240)	56,890	28,870	9,402	-	479,910
	2023	653,452	(65,628)	65,842	72,644	49,554	-	775,864

(2)	Represents the value as of the end of the year indicated of $100 invested on December 31, 2022 in the Company’s common stock.

Employment Arrangements

There are no employment agreements in place for Mr. Manna or for Mr. Fain. Mr. Manna and Mr. Fain have executed Employee Confidentiality Non-Disclosure, Non-Compete, Non-Disparagement and Assignment Agreements in our standard form.

Retirement Benefits and Potential Payments upon Termination, Change in Control or Retirement

The only arrangement that we maintain that provides for retirement benefits is our tax-qualified defined contribution 401(k) plan. The material terms of our tax-qualified defined contribution 401(k) plan are summarized above under the heading “Retirement Benefits.”

All potential payments and benefits payable by us to our named executive officers in the event of various circumstances involving either a termination of employment or change in control are determined pursuant to the 2014 LTIP and 2024 LTIP. On June 18, 2018, the Compensation and Management Committee unanimously approved a resolution for full vesting of all outstanding unvested stock options and other equity awards upon the occurrence of a “Change in Control” (as defined by both the 2014 LTIP and the 2024 LTIP). On October 18, 2018, the Compensation and Management Committee unanimously approved a modification to the retirement policy whereby a named executive officer upon retirement and signing the Company’s non-compete agreement and fully complying with the same will retain any and all unexpired stock options until the relevant option term has expired.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The firm of WithumSmith+Brown, PC served as our independent registered public accounting firm for the year ended December 31, 2025 and Freed Maxick P.C., prior to their merger with WithumSmith+Brown, PC served as our independent registered public accounting firm for the year ended December 31, 2024.

The selection of WithumSmith+Brown, PC to serve as our independent registered public accounting firm for 2026 will be presented to our stockholders for ratification at the Meeting. Our Board of Directors recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal. If the stockholders do not ratify this selection, the Audit and Finance Committee will seek to identify and address the reason or reasons why the stockholders did not ratify the Audit and Finance Committee’s selection. The Audit and Finance Committee will consider such reason or reasons in selecting an independent registered public accounting firm for 2026 but retains discretion to select WithumSmith+Brown, PC.

We have been advised by WithumSmith+Brown, PC that they will have a representative available during the Meeting, either in person or telephonically, who will be available to respond to appropriate questions. In addition, we intend to give such representative an opportunity to make any statements if the representative should so desire.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us for 2025 and 2024 were:

	2025	2024
Audit Fees	$983,331	$1,194,028
Audit - Related Fees	16,000	184,800
Tax Fees	11,125	-
Total Fees	$1,010,456	$1,378,828

Audit Fees

Audit fees were for professional services rendered for the annual audits of our consolidated financial statements and internal controls over financial reporting and reviews of our quarterly consolidated financial statements for the years ended December 31, 2025 and 2024 and for the audit associated with the 2024 Form 8-K filing in connection with the October 31, 2024 acquisition of Electrochem Solutions, Inc. (“Electrochem”).

Audit-Related Fees

Audit-related fees were for professional services rendered in connection with the employee benefit plan annual audits and due diligence associated with the October 31, 2024 acquisition of Electrochem.

Tax Fees

Tax-related fees were for professional services rendered in connection with our expected tax refund resulting from the 45X Advanced Manufacturing Production Tax Credit, established by the Inflation Reduction Act and running through 2032, for certain qualifying battery cells and packs we manufacture.

All Other Fees

None

Our Audit and Finance Committee has not adopted pre-approval policies and procedures for audit and non-audit services. Nevertheless, all audit, audit-related and permitted non-audit services for which our independent registered public accounting firm was engaged were reviewed and approved prior to the commencement of the services by our Audit and Finance Committee in compliance with applicable SEC requirements.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The duties and responsibilities of the Audit and Finance Committee are set forth in our Audit and Finance Committee Charter, a copy of which is available on our website at http://investor.ultralifecorporation.com under the subheading “Corporate Governance.” Among other things, the Audit and Finance Committee reviews the adequacy of our system of internal control regarding financial reporting, disclosure controls and procedures and preparing our consolidated financial statements. In addition, the Audit and Finance Committee recommends to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, approves our quarterly filings on Form 10-Q and selects the independent registered public accounting firm to audit our books and records.

The Audit and Finance Committee has:

●	Reviewed and discussed our audited financial statements for 2025 with our management and with WithumSmith+Brown, PC, our independent registered public accounting firm for 2025;

●

Discussed with WithumSmith+Brown, PC, our independent registered public accounting firm for 2025, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

●

Received from WithumSmith+Brown, PC the written disclosures and the letter from WithumSmith+Brown, PC required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence and has discussed with WithumSmith+Brown, PC their independence.

The Audit and Finance Committee met with our independent accountants with and without management present and discussed with them the results of their examinations, their evaluations of our internal control over financial reporting, our disclosure controls and procedures and the quality of our financial reporting. Based on the review and discussions referred to above, the Audit and Finance Committee concluded that WithumSmith+Brown, PC is independent and recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

The Audit and Finance Committee:

Thomas L. Saeli, Chair

Janie Goddard

Robert W. Shaw II

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to vote on a non-binding advisory resolution on the compensation of our executive officers, commonly referred to as the “Say-on-Pay” resolution.

As discussed within this proxy statement, our Compensation and Management Committee has structured our executive compensation program to align the interests of our executive officers with those of our stockholders and reward our executive officers for the achievement of both short-term and long-term strategic and operational goals while promoting the achievement of sustainable long-term stockholder value. At the same time, our executive compensation program is designed to avoid encouraging unnecessary or excessive risk-taking by our executive officers.

The vote on this advisory resolution is not intended to address any specific component of our executive compensation. It is meant to address the overall compensation program for our executive officers as described in this proxy statement.

We are asking our stockholders to approve the following advisory resolution at the Meeting:

Resolved, that the stockholders of Ultralife Corporation (the “Company”) approve, on an advisory basis, the 2025 compensation of the Company’s executive officers disclosed in the proxy statement for the Company’s 2026 Annual Meeting of Stockholders, pursuant to SEC compensation disclosure rules.

This advisory resolution, commonly referred to as the “Say-on-Pay” resolution, is non-binding on our Company and our Board of Directors. Although it is non-binding, the Board of Directors and the Compensation and Management Committee will review and consider the voting results when making future decisions regarding the compensation of our executive officers.

Recommendation of the Board

The Board of Directors recommends that stockholders vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking our stockholders to vote on a non-binding, advisory basis on a resolution on the frequency of future advisory votes on our executive compensation, commonly referred to as the “Say-When-on-Pay” resolution.

After careful consideration and input from our stockholders, various proxy advisory organizations and various institutional stockholder representative organizations, our Board of Directors has established a policy of holding an advisory vote on executive compensation every three years. Our Board of Directors has determined that such policy continues to be appropriate and recommends that stockholders vote for future advisory votes on executive compensation to occur every three years.

As discussed within this proxy statement, our executive compensation program is structured to align the interests of our executive officers with those of our stockholders and reward our executive officers for the achievement of both short-term and long-term strategic and operational goals while promoting the achievement of sustainable stockholder value. The most recent advisory vote on executive compensation was held during the 2023 Annual Meeting of Stockholders with stockholder support of over 98%. If this proposal is approved, we plan to hold the next advisory “Say-on-Pay” vote at the 2029 Annual Stockholder Meeting.

Stockholders are cautioned that they are not voting to approve or disapprove the recommendation of our Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction card: One year, Two years, Three years, or Abstain.

Although this advisory vote is non-binding, the Board of Directors and our Compensation and Management Committee will carefully review the voting results. Notwithstanding the recommendation of the Board of Directors and the outcome of the stockholder advisory vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors not known to the Board of Directors at this time.

Recommendation of the Board

The Board of Directors recommends that stockholders vote THREE YEARS for the frequency of future advisory votes on executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information regarding the beneficial ownership of shares of our common stock by each person known by us to beneficially own more than five percent of the outstanding shares of our common stock, with percentages based on 16,656,669 shares issued and outstanding as of May 28, 2026.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned

Bradford T. Whitmore (1)	6,708,835	40.3%
5215 Old Orchard Road, Suite 970
Skokie, IL 60077

Visionary Wealth Advisors (2)	1,106,154	6.6%
1405 North Green Mount Rd., Suite 500
O’Fallon, IL 62208

Dimensional Fund Advisors LP (3)	994,846	6.0%
6300 Bee Cave Road
Building One
Austin, TX 78746

(1)

Based on information contained in a Form 13D dated March 12, 2026 as filed by Bradford T. Whitmore with the SEC on March 16, 2026 and a Form 4 filed on May 26, 2026, Mr. Whitmore as an individual, as the sole member of SUNRAY I, LLC, a Delaware limited liability company, and as the sole member of Whitmore Holdings, LLC, a Tennessee limited partnership, beneficially owns 6,708,835 shares of our common stock.  Mr. Whitmore has sole voting and dispositive power with respect to 205,915 of such shares, has shared voting and dispositive power (with Whitmore Holdings, LLC) with respect to 4,452,283 of such shares held in the name in SUNRAY I, LLC, and has shared voting and dispositive power (with Whitmore Holdings, LLC) with respect to 2,050,637 of such shares held in the name of Whitmore Holding, LLC.

(2)

Based on information contained in a Schedule 13G dated May 13, 2026 as filed by Visionary Wealth Advisors, a registered investment adviser, with the SEC on that same date to report beneficial ownership of shares of the Company’s common stock as of March 31, 2026, and, consequently, the beneficial ownership of Visionary Wealth Advisors may have subsequently changed. The Schedule 13G reported that Visionary Wealth Advisors had sole voting power as to 9,000 shares of common stock and sole dispositive power as to 1,106,154 shares of common stock.

(3)

Based on information contained in a Form 13F dated May 7, 2026 as filed by Dimensional Fund Advisors LP, a registered investment adviser, with the SEC on that same date to report beneficial ownership of shares of the Company’s common stock as of March 31, 2026, and, consequently, the beneficial ownership of Dimensional Fund Advisors LP may have subsequently changed. The Form 13F reported that Dimensional Fund Advisors LP had sole voting power as to 937,386 shares of common stock and sole dispositive power as to 957,081 shares of common stock. All of the shares of common stock were held in portfolios of four registered investment companies to which Dimensional Fund Advisors LP or one of its subsidiaries furnishes investment advice and of certain other commingled funds, group trusts and separate accounts for which Dimensional Fund Advisors LP or one of its subsidiaries serves as investment manager or sub-adviser.

SECURITY OWNERSHIP OF MANAGEMENT

The table below shows certain information regarding the beneficial ownership of shares of our common stock as of May 28, 2026 by (1) each of our directors, (2) each of our executive officers, and (3) all of our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (1)	Percent of Class Beneficially Owned (1)(2)
Michael E. Manna	119,375 (3)	* (4)
Janie Goddard	7,668	*
Thomas L. Saeli	85,000	*
Robert W. Shaw II	71,000	*
Bradford T. Whitmore	6,708,835 (5)	40.3%
Philip A. Fain	240,076 (6)	1.4% (7)
All Directors and Executive Officers as a group (6 persons)	7,231,954 (8)	42.9% (9)

*Less than 1%

(1)

Except as otherwise indicated, the stockholders named in this table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them. The information provided in this table is based upon information provided to us by such stockholders. The table reports beneficial ownership for our directors and executive officers in accordance with Rule 13d-3 under the Exchange Act. This means all our securities over which our directors and executive officers directly or indirectly have or share voting or investment power are included as beneficially owned. The amounts also include shares that may be acquired by exercise of stock options within 60 days, which shares are referred to in the footnotes to this table as “shares of common stock subject to options that may be exercised.”

(2)	Except as otherwise indicated, computations are based on 16,656,669 shares outstanding as of May 28, 2026.

(3)

The number of shares deemed to be beneficially owned consists of 28,874 shares of common stock held by Mr. Manna as of May 28, 2026, or less than 1% of common stock outstanding as of that date, and 90,501 shares of common stock subject to options that may be exercised within 60 days by Mr. Manna.

(4)

Computed based on 16,747,170 shares of common stock deemed outstanding, which consists of 16,656,669 shares of common stock outstanding as of May 28, 2026 and 90,501 shares of common stock subject to options that may be exercised within 60 days by Mr. Manna.

(5)	See “Security Ownership of Certain Beneficial Owners” above.

(6)

The number of shares deemed to be beneficially owned consists of 137,809 shares of common stock held by Mr. Fain as of May 28, 2026 or less than 1% of common stock outstanding as of that date, and 102,267 shares of common stock subject to options that may be exercised within 60 days by Mr. Fain.

(7)

Computed based on 16,758,936 shares of common stock deemed outstanding, which consists of 16,656,669 shares of common stock outstanding as of May 28, 2026 and 102,267 shares of common stock subject to options that may be exercised within 60 days by Mr. Fain.

(8)

The number of shares deemed to be beneficially owned consists of 7,039,186 shares of common stock held by all directors and executive officers as a group as of May 28, 2026, or 42.3% of common stock outstanding as of that date, and 192,768 shares of common stock subject to options that may be exercised within 60 days.

(9)

Computed based on 16,849,437 shares of common stock deemed outstanding, which consists of 16,656,669 shares of common stock outstanding as of May 28, 2026 and 192,768 shares of common stock subject to options that may be exercised within 60 days.

SUBMISSION OF STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Exchange Act, stockholder proposals intended for inclusion in the Company’s Proxy Statement and Proxy Card for our 2027 Annual Meeting of Stockholders, other than proposals for election of directors that are not nominated by the Company subject to Rule 14a-19 of the Exchange Act, must be submitted in writing to us to our Corporate Secretary (Attn: Philip A. Fain) at 2000 Technology Parkway, Newark, New York 14513, and must been received by January 28, 2027. All such proposals must comply with the requirements of Rule 14a-8 and may be omitted from the Company’s 2027 Proxy Statement and Proxy Card under certain circumstances

Any stockholder proposal to be submitted for consideration at our 2027 Annual Meeting of Stockholders but not submitted to the Company for inclusion in the Company’s Proxy Statement under Rule 14a-8 for that meeting that is received by us after April 14, 2027, will not be considered filed with us on a timely basis under Rule 14a-4(c)(1) of the Exchange Act. For such proposals that are not timely filed, we retain discretion to vote management proxies we receive with respect to any such proposals. For such proposals that are timely filed, we retain discretion to vote management proxies we receive with respect to any such proposals, provided that we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and the proponent of any such proposal does not issue its own proxy statement. However, if the date of the 2027 Annual Meeting is more than 30 days before or after the date of the 2026 Annual Meeting, then such proposal must be received a reasonable time before the Company begins to print and send out its Proxy Statement for the 2027 Annual Meeting.

In addition, to comply with the universal proxy rules under Rule 14a-19, stockholders who intend to solicit proxies in support of director nominees for election at the 2027 Annual Meeting other than the Company's nominees, must provide notice that sets forth the information required by Rule 14a-19, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the first anniversary of the 2026 Annual Meeting. If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the first anniversary of the 2026 Annual Meeting, then any such notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.

Our Annual Report on Form 10-K for the year ended December 31, 2025 as amended, as filed with the SEC, is included in the 2025 Annual Report to Stockholders which accompanies this Proxy Statement.

OTHER MATTERS

Our Board of Directors does not intend to present and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors Bradford T. Whitmore, Chair of the Board of Directors

ULTRALIFE CORPORATION
2000 TECHNOLOGY PARKWAY
NEWARK, NY 14513

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 21, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 21, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00138-P53442 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ULTRALIFE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael E. Manna 02) Janie Goddard 03) Thomas L. Saeli 04) Robert W. Shaw II 05) Bradford T. Whitmore

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. To approve an advisory resolution on Executive Compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve an advisory resolution on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: The proxy or proxies is/are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/Form 10-K Wrap are available at www.proxyvote.com

T00139-P53442

ULTRALIFE CORPORATION
2026 Annual Meeting of Stockholders
July 22, 2026
This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Philip A. Fain and Scott D. Champagne and each or either of them as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of Ultralife Corporation owned by the undersigned at the Annual Meeting of Stockholders to be held on July 22, 2026 at 9:00 A.M., Eastern Time, at Atlanta Airport Marriott Gateway, 2020 Convention Center Concourse, Atlanta, GA 30337, and at any adjournments or postponements of such meeting, on the matters listed in this proxy and described in the notice of annual meeting and proxy statement and upon such other business as may properly come before such meeting and any adjournments thereof.

This proxy is solicited on behalf of the Board of Directors of the Company and proposals 1 through 4 to be voted on at the Annual Meeting have been proposed by the Board of Directors of the Company. This proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the five named nominees for director, FOR the ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026, FOR the advisory resolution on executive compensation and FOR 3 YEARS for the advisory resolution on the frequency of future advisory votes on executive compensation. The undersigned acknowledges receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated June 2, 2026 describing more fully the proposals set forth in this proxy.

(continued and to be signed on the reverse side)